SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2015

FITLIFE BRANDS, INC.

(Exact name of Registrant as specified in its Charter)

Nevada	000-52369	20-3464383
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4509 143rd Street, Suite 1, Omaha, Nebraska 68137
(Address of principal executive offices)

(402) 333-5260
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On January 15, 2015, FitLife Brands, Inc. (the “Company”) commenced a stock repurchase program involving the repurchase of its common stock (the “Repurchase Program”).  Under the authorization provided by the Company’s Board of Directors, the Repurchase Program provides for the repurchase of up to $25,000 of the Company’s common stock per month at current market prices at the time of purchase or in privately negotiated transactions. The timing and actual number of shares repurchased under the Repurchase Program will depend on a variety of factors including price, certain negative covenants set forth in the Company’s agreements with its lender, as well as corporate and regulatory requirements, and other business and market conditions.  The Company may suspend or discontinue the Repurchase Program at any time, and may thereafter reinstitute purchases, all without prior announcement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FITLIFE BRANDS, INC.

Date: January 16, 2015	By:	/s/ Michael Abrams
Michael Abrams
Chief Financial Officer